EXHIBIT 21.1


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                                  EXHIBIT 21.1

                          PRE-PAID LEGAL SERVICES, INC.
                           Subsidiaries of Registrant



                                                       Percentage of
                                    State of            Ownership by
      Name of Subsidiary          Incorporation          Registrant
      ------------------          -------------        --------------

Pre-Paid Legal Casualty, Inc.       Oklahoma                100%

American Legal Services, Inc.       Oklahoma                100%

Pre-Paid Legal Services, Inc.       Oklahoma                100%
   of Florida

C & A Investments, Inc.             Oklahoma                100%

Pre-Paid Legal                      Oklahoma                100%
   Administrators, Inc.

Justice 900, Inc.                   Oklahoma                100%

Legal Service Plans of              Virginia                100%
   Virginia, Inc.

Universal Fidelity Life             Oklahoma                100%
   Insurance Company

Pre-Paid Canadian Holdings,         Oklahoma                100%
   L.L.C.

National Pre-Paid Legal             Georgia           100% owned by
   Services of Mississippi,                           Pre-Paid Legal
 Inc.                                                 Services, Inc. of
                                                           Florida

Pre-Paid Legal Services of          Tennessee         100% owned by
   Tennessee, Inc.                                    Pre-Paid Legal
                                                      Casualty, Inc.

PPL Legal Care of Canada            Nova Scotia,      100% owned by
   Corporation                      Canada           Pre-Paid Canadian
                                                     Holdings, L.L.C.